EXHIBIT 23.2




                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of CSX Corporation and subsidiaries (CSX) of our report dated February 11, 2000, with respect to the consolidated financial statements of Conrail Inc. and subsidiaries as of December 31, 1999 which report appears in the December 31, 1999 Annual Report to Shareholders of CSX.

We also consent to the incorporation by reference in each Form S-3 Registration Statement or Post-Effective Amendment (Registration Nos. 33-2084, 333-53191, and 333-68885) and in each Form S-8 Registration Statement (Registration Nos. 33-16230, 33-25537, 33-29136, 33-37449, 33-41498, 33-41499, 33-41735, 33-41736,
33-49767, 33-57029,  333-09213,  333-73427   and 333-73429) of  our report dated
February 11, 2000, with respect to the consolidated financial statements of Conrail Inc. and subsidiaries as of December 31, 1999 incorporated by reference in this Annual Report (Form 10-K) for the fiscal year ended December 31, 1999.



/s/ Ernst & Young LLP                              /s/ KPMG LLP
Ernst & Young LLP                                  KPMG LLP
Richmond, Virginia                                 Norfolk, Virginia
March 1, 2000                                      March 1, 2000